UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.           )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

USA TRUCK INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2020

The following Notice of Change of Location (the “Notice”) relates to the proxy statement (the “Proxy Statement”) of USA Truck Inc., (the “Company”), dated April 17, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 21, 2020 at 10:00 a.m., Central Time.   The Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 13, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

USA TRUCK INC.
3200 Industrial Park Road
Van Buren, Arkansas 72956

NOTICE OF CHANGE OF LOCATION OF THE
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 21, 2020

To the Stockholders of USA Truck Inc.:

Notice is hereby given that the Company has changed the location of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held solely through virtual participation via a webcast.  The previously announced date and time of the Annual Meeting (May 21, 2020 at 10:00 a.m., Central Time) have not changed.

Stockholders who wish to attend the Annual Meeting must register at http://www.viewproxy.com/usatruck/2020/ (click on “Virtual Meeting Registration”) by 10:59 p.m., Central Time, on May 19, 2020.    Please refer to the 2020 Annual Meeting FAQs included in the “Virtual Meeting Registration” tab for further registration instructions and technical support.

The Company encourages eligible stockholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy statement previously distributed.  The proxy card or voting instruction form included with the proxy materials previously distributed may continue to be used to vote shares in connection with the Annual Meeting.  Stockholders also will have the opportunity to vote their shares during the Annual Meeting.

By Order of the Board of Directors,

Charles Lane
Corporate Secretary

Van Buren, Arkansas
Dated: May 13, 2020